Exhibit 99.3

Consent of LionTree Advisors LLC

We hereby consent (i) the inclusion of our opinion letter dated January 9, 2022, to the special committee of the Board of Directors of Take-Two Interactive Software, Inc. (“Take-Two”) as Annex C to the joint proxy statement/prospectus which forms a part of the registration statement on Form S-4, filed with the Securities and Exchange Commission as of the date hereof (“Registration Statement”) relating to the proposed merger of Take-Two and Zynga Inc. and (ii) all references to such opinion in the sections captioned “Summary—Opinions of Take-Two’s Financial Advisors - Opinion of LionTree Advisors LLC”, “The Combination—Background of the Combination”, “The Combination—Take-Two’s Reasons for the Combination and Recommendation of the Take-Two Board of Directors”, “The Combination—Opinions of Take-Two’s Financial Advisors—Opinion of LionTree Advisors, LLC,” “The Combination—Opinions of Take-Two’s Financial Advisors—Financial Analyses of Take-Two’s Financial Advisors”, and “The Combination—Take-Two Unaudited Prospective Financial Information” of such joint proxy statement/prospectus. The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

LIONTREE ADVISORS LLC

By: /s/ Ehren Stenzler

New York, New York

March 11, 2022